UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2013

Commission File Number: 000-52752

W. S. INDUSTRIES INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-0439650
(IRS Employer Identification Number)

Suite 1120, 470 Granville Street

Vancouver, British Columbia

V6C 1V5 Canada

 (Address of principal executive offices)

(604) 713-8010
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ð Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ð Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

ð Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

ð Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 22, 2013, W. S. Industries, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Rio Plata Exploration Corporation, a company incorporated pursuant to the laws of the Province of British Columbia, Canada (“Rio Plata”), W.S. Merger Corp., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), and certain holders (the “WS Debt Holders”) of debt of the Company (the “WS Debt”) and purchasers of the debt (“WS Debt Purchasers”), pursuant to which, at the effective time, (i) the WS Debt Holders will sell all of the WS Debt owned by them to the WS Debt Purchasers who will convert all such WS Debt held by them into shares of common stock of the Company and (ii) Merger Sub will merge with and into Rio Plata, with Merger Sub continuing as the surviving entity that will succeed to all of the assets, liabilities and operations of Rio Plata and Rio Plata will effectively become our wholly-owned operating subsidiary (the “Merger”). At the effective time of the Merger, the outstanding common shares of Rio Plata will automatically convert into the right to receive shares of Company common stock as consideration for the Merger. In addition, as a condition to the closing of the Merger, Rio Plata, the Company and Merger Sub have agreed to indemnify Robert Bell, a director and officer of all three companies, for his actions relating to the consideration, approval or consummation of the Merger Agreement and certain related transactions, in accordance with an indemnity agreement entered into by and among Rio Plata, the Company, Merger Sub and Mr. Bell.

As a condition to the closing of the Merger, Rio Plata is required to obtain approval for the Merger from its shareholders at a meeting to be held on May 13, 2013 and the Merger Agreement also contains other customary conditions. At the effective time of the Merger, Rio Plata’s current officers and directors will be appointed as officers and directors of the Company. The Merger will become effective upon the completion of certain filings with the Secretary of State for the State of Nevada, which is expected to occur on May 14, 2013. The parties may terminate the Merger Agreement if the Merger is not completed by May 14, 2013; provided, however, that Rio Plata may extend the closing date under the Merger Agreement under certain circumstances.

Copies of the Merger Agreement and the Indemnity Agreement are attached hereto as Exhibits 2.1 and 10.1, respectively. The descriptions of the Merger Agreement and the Indemnity Agreement herein are qualified by the terms of the full text of the agreements attached hereto and the terms thereof are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated April 22, 2013

10.1	Indemnity Agreement, dated April 22, 2013

*

Schedules and exhibits omitted pursuant to Item 601(b)(2) of the Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 26, 2013	W. S. Industries Inc.

By: /s/ Robert Bell____________________ Robert Bell
President